UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Ultratech, Inc., a Delaware corporation (the “Company”) on February 3, 2017, the Company, Veeco Instruments Inc., a Delaware corporation (“Veeco”) and Ulysses Acquisition Subsidiary Corp., a Delaware corporation and a wholly owned subsidiary of Veeco (“Merger Subsidiary”), entered into an Agreement and Plan of Merger, dated February 2, 2017 (the “Merger Agreement”).  On May 26, 2017, pursuant to the terms and conditions of the Merger Agreement, Merger Subsidiary was merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Veeco (the “Surviving Corporation”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) (other than (i) shares of Company Common Stock owned by Veeco or Merger Subsidiary and shares of treasury stock held by the Company, which were cancelled without consideration, (ii) shares of Company Common Stock held by any subsidiary of either the Company or Veeco, which were converted into shares of common stock of the Surviving Corporation and (iii) shares held by holders of Company Common Stock, if any, who properly exercised their appraisal rights under the General Corporation Law of the State of Delaware) outstanding immediately prior to the Merger was automatically cancelled and converted into the right to receive an amount equal to (1) $21.75 in cash without interest (the “Cash Consideration”), (2) 0.2675 of a share of the common stock of Veeco (the “Veeco Common Stock”), par value $0.01 per share (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”) and (3) cash in lieu of fractional shares of Veeco Common Stock as contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, as of the Effective Time, (a) each outstanding option to purchase shares of Company Common Stock became fully vested and was cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time and (ii) the excess, if any, of the value of the Merger Consideration (expressed as a dollar amount) over the exercise price per share of such option; (b) each award of restricted stock units with respect to shares of Company Common Stock (“RSUs”) that was outstanding and vested immediately prior to the Effective Time, including those RSUs that became vested by their terms immediately prior to or as of the Effective Time, was cancelled and converted into the right to receive an amount in cash equal to the product of the value of the Merger Consideration (expressed as a dollar amount) and the number of shares of Company Common Stock subject to such vested RSUs; and (c) each outstanding award of RSUs that was outstanding and unvested immediately prior to the Effective Time was assumed by Veeco and converted into a number of restricted stock units with respect to Veeco Common Stock as determined by multiplying the number of unvested RSUs by the ratio of the dollar value of the Merger Consideration per share of Company Common Stock to the volume weighted average trading price of Veeco’s common stock over the period of five trading days ending on the day before the closing of the Merger.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2017, which is incorporated herein by reference.

The aggregate consideration paid to equityholders of the Company by Veeco in the Merger, including for outstanding stock options and vested RSUs, was approximately $628.4 million in cash plus approximately 7.4 million shares of Veeco common stock, without giving effect to related transaction fees and expenses.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2017 in connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of its intent to remove the shares of Company Common Stock from listing on NASDAQ and requested that NASDAQ suspend trading of the Company Common Stock and file a delisting application with the SEC to delist and deregister the shares of Company Common Stock. On May 26, 2017, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the shares of Company Common Stock.  Trading of the Company Common Stock was suspended prior to the start of trading on May 26, 2017.

The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the shares of Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.                                        Material Modification to Rights of Security Holders.

At the Effective Time, each share of Company Common Stock outstanding, other than shares of Company Common Stock owned by Veeco or Merger Subsidiary and shares of treasury stock held by the Company, was cancelled and converted into the right to receive the Merger Consideration.

The information disclosed under Item 2.01, Item 3.01, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.                                        Changes in Control of Registrant.

As a result of the consummation of the Merger, on May 26, 2017, a change in control of the Company occurred. As of the Effective Time, the Company became a wholly owned subsidiary of Veeco.

The information disclosed under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, all of the members of the Company’s board of directors were removed and the directors of Merger Subsidiary immediately prior to the Effective Time, which consisted of John R. Peeler and Shubham Maheshwari, became the only directors of the Company as of immediately after the Effective Time.

In accordance with the terms of the Merger Agreement, at the Effective Time, each of the officers of the Company including Arthur W. Zafiropoulo (the Company’s Chairman and CEO), Bruce R. Wright (the Company’s Chief Financial Officer and Senior Vice President, Finance), Dave Ghosh (the Company’s Senior Vice President Global Sales and Service) and Tammy D. Landon (the Company’s Senior Vice President Operations) were removed and the executive officers of Merger Subsidiary immediately prior to the Effective Time, which consisted of Messrs. Peeler and Maheshwari, became the executive officers of the Surviving Corporation as of immediately after the Effective Time.

In connection with the foregoing, the Company entered into a Separation Agreement with Mr. Zafiropoulo (the “Zafiropoulo Separation Agreement”), effective as of immediately after the closing of the Merger. Pursuant to the Zafiropoulo Separation Agreement, Mr. Zafiropoulo is entitled to the severance benefits provided for in his employment agreement with the Company including, among other things:

•                  $1.15 million in severance payable over 24 months;

•                  retiree medical coverage and related tax benefits in accordance with his employment agreement;

•                  $153,600 payable over 24 months relating to the car benefit under his employment agreement;

•                  $810,803 in deferred, unpaid bonuses under the Company’s Long-Term Incentive Plan; and

•                  $2,146,603, representing the deferred, unpaid portion of his incentive under his Long-Term Cash Award Agreement with the Company.

The Company also entered into a Separation Agreement with Mr. Wright (the “Wright Separation Agreement”), effective as of immediately after the closing of the Merger. Pursuant to the Wright Separation Agreement, Mr. Wright is entitled to the severance benefits provided for in his employment agreement with the Company including, among other things:

•                  $721,000 in severance payable over 24 months;

•                  retiree medical coverage in accordance with his employment agreement;

•                  $329,021 in deferred, unpaid bonuses under the Company’s Long-Term Incentive Plan; and

•                  $766,644, representing the deferred, unpaid portion of his incentive under his Long-Term Cash Award Agreement with the Company.

In addition to the payments described above under the Zafiropoulo Separation Agreement and the Wright Separation Agreement, the restricted stock units granted to Messrs. Zafiropoulo and Wright in January 2017 were converted into Veeco restricted stock units in accordance with the Merger Agreement, and vested in full upon their separation from the Company immediately following the closing of the Merger (to the extent not previously vested) pursuant to the terms of the award agreements.

The newly appointed executive officers and directors of the Company are all existing executive officers or employees of Veeco appointed to such positions at the Company in connection with Veeco’s acquisition of the Company and are not entering into additional compensation arrangements in connection with such appointments. Information regarding Messrs. Peeler and Maheshwari can be found under the sections “Voting Proposals - Proposal 1: Election of Directors,” “Compensation - Executive Officers,” “Governance - Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement related to Veeco’s 2017 Annual Meeting, as filed on Schedule 14A with the SEC on March 17, 2017, which information has been incorporated by reference into Items 10, 11 and 12 of Part III of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 22, 2017, and is incorporated herein by reference. There are no family relationships between any of the newly appointed directors and executive officers of the Company and any director or other executive officer of the Company nor are there any transactions between any such director or executive officer or any immediate family of such person and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. There is also no other arrangement or understanding between any of the newly appointed directors and any other persons or entities pursuant to which such person was appointed as a director of the Company.

Item 5.03.                                        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and bylaws were amended and restated to be the certificate of incorporation and the bylaws, respectively, of Merger Subsidiary in effect immediately prior to the effective time.

The certificate of incorporation and bylaws as so amended and restated are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein.

Item 8.01                                           Other Events.

On May 26, 2017, Veeco issued a press release announcing the consummation of the Merger.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated February 2, 2017 among the Company, Veeco and Merger Subsidiary (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 3, 2017)*

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press Release of Veeco, dated May 26, 2017

* Certain schedules have been omitted and Ultratech, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRATECH, INC.

Date: May 26, 2017	By:	/s/ Gregory A. Robbins
	Name:	Gregory A. Robbins
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated February 2, 2017 among the Company, Veeco and Merger Subsidiary (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 3, 2017)*

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press Release of Veeco, dated May 26, 2017

* Certain schedules have been omitted and Ultratech, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.